Exhibit 99.1

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)

INDEX

Condensed Consolidated Financial Statements:

Condensed Consolidated Balance Sheets, as of March 31, 2006 (unaudited) and December 31, 2005	F-2

Condensed Consolidated Statements of Operations, for the three months ended March 31, 2006 and 2005
and for the period from inception (July 9, 2002) to March 31, 2006 (unaudited)	F-3

Condensed Consolidated Statement of Stockholders’ Equity (Deficit), for the period from inception (July 9, 2002) to March 31, 2006 (unaudited)	F-4

Condensed Consolidated Statements of Cash Flows, for the three months ended March 31, 2006 and 2005
and for the period from inception (July 9, 2002) to March 31, 2006 (unaudited)	F-5

Notes to Condensed Consolidated Financial Statements (unaudited)	F-6 - F-18

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Condensed Consolidated Balance Sheets
As of March 31, 2006 (unaudited) and December 31, 2005

ASSETS	March 31, 2006 (Unaudited)	December 31, 2005 (Note 2)
Current Assets:
Cash and cash equivalents	$1,646,143	$138,344
Prepaid expenses and other current assets	291,720	327,978
Total current assets	1,937,863	466,322

Property and equipment, net	558,784	581,165

Debt issuance costs, net	187,686	58,379
Deferred transaction cost	240,000	-
Restricted cash	135,000	135,000

Total Assets	$3,059,333	1,240,866

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$218,591	$534,651
Accrued liabilities	261,800	354,748
Bank overdraft	6,209	68,478
Due to stockholder	—	18,130
Notes payable, current portion	64,478	2,850,000

Total current liabilities	551,078	3,826,007

Notes payable, net of current portion	599,577	—

Total Liabilities	1,150,655	3,826,007

COMMITMENTS AND CONTINGENCIES

Redeemable Series A Convertible Preferred Stock: $0.001 par value, 10,948,906 shares authorized, 7,755,481 and 7,255,042 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively (liquidation value of $2,125,002 at March 31, 2006 and $1,987,881 at December 31, 2005)	1,969,597	1,827,639

Redeemable Series B Convertible Preferred Stock: $0.001 par value, 7,692,308 shares authorized, 5,205,768 shares issued and outstanding (liquidation value of $3,383,748)	3,352,983	3,350,988

Stockholders’ Deficit:
Preferred stock, $0.001 par value: 11,358,786 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.001 par value: 70,000,000 shares authorized 42,539,010 and 34,567,560 shares issued and outstanding	42,539	34,567
Additional paid-in capital	11,030,273	3,652,905
Deficit accumulated during the development stage	(14,486,714)	(11,451,240)

Total stockholders’ deficit	(3,413,902)	(7,763,768)

Total liabilities and stockholders’ deficit	$3,059,333	$1,240,866

See Notes to Condensed Consolidated Financial Statements

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Condensed Consolidated Statements of Operations
For the three months ended March 31, 2006 and 2005
and for the period from inception (July 9, 2002) to March 31, 2006 (unaudited)

	For the three months ended March 31, 2006 (Unaudited)	For the three months ended March 31, 2005 (Unaudited)	For the period from inception (July 9, 2002) to March 31, 2006 (Unaudited)

Subscription revenue	$7,014	$—	$12,208
Costs of revenue	2,199	—	4,848

Gross profit	4,815	—	7,360

Operating expenses:
Membership services	741,093	523,676	3,954,392
Selling, general and administrative	1,497,296	816,663	8,910,968
Depreciation and amortization expense	51,122	33,399	341,409
Impairment of long-lived assets	—	76,200	492,054

Total operating expenses	2,289,511	1,449,938	13,698,823

Loss from operations	(2,284,696)	(1,449,938)	(13,691,463)

Interest income	11,564	2,071	24,300
Amortization of debt discounts and debt issuance costs	(664,914)	—	(664,914)
Interest expense	(97,428)	(1,775)	(154,637)

Loss before provision for income taxes	(3,035,474)	(1,449,642)	(14,486,714)

Provision for income taxes	—	—	—

Net loss	$(3,035,474)	$(1,449,642)	$(14,486,714)

See Notes to Condensed Consolidated Financial Statements

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Condensed Consolidated Statement of Stockholders’ Equity (Deficit)
For the period from inception (July 9, 2002) to March 31, 2006 (unaudited)

	Common Stock		Additional Paid-in	Deficit Accumulated During the Development	Total Stockholders’ Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balances at July 9, 2002 (inception)	—	$—	$—	$—	$—
Issuance of common stock to founders at $0.001 per share in August 2002	16,000,000	16,000	—	—	16,000
Sale of common stock at $0.044 per share in August 2002	2,857,150	2,857	122,143	—	125,000
Net loss	—	—	—	(107,271)	(107,271)
Balances at December 31, 2002	18,857,150	18,857	122,143	(107,271)	33,729
Issuance of common stock in exchange for goods and services at $0.056 per share in August 2003	13,678,910	13,679	746,321	—	760,000
Issuance of common stock to employees at $0.056 per share in August 2003	1,510,000	1,510	82,386	—	83,896
Cancellation of founders’ shares at $0.001 per share in August 2003	(3,510,000)	(3,510)	3,510	—	—
Issuance of options to purchase common stock to employees for services	—	—	37,243	—	37,243
Net loss	—	—	—	(495,895)	(495,895)
Balances at December 31, 2003	30,536,060	30,536	991,603	(603,166)	418,973
Exercise of stock options at $0.035 per share in August 2004	1,000,000	1,000	34,000	—	35,000
Value of warrants issued in connection with the sale of Redeemable Series A Convertible Preferred Stock	—	—	143,066	—	143,066
Accretion of Redeemable Series A Convertible Preferred Stock	—	—	(16,223)	—	(16,223)
Issuance of options to purchase common stock to employees for services	—	—	95,162	—	95,162
Issuance of options to purchase common stock to non-employees for services	—	—	275,951	—	275,951
Net loss	—	—	—	(3,248,897)	(3,248,897)
Balances at December 31, 2004	31,536,060	31,536	1,523,559	(3,852,063)	(2,296,968)
Exercise of stock options at $0.20 per share in September 2005	250	—	50	—	50
Accretion of Redeemable Series A Convertible Preferred Stock	—	—	(19,473)	—	(19,473)
Accretion of Redeemable Series B Convertible Preferred Stock	—	—	(4,255)	—	(4,255)
Stock issued in lieu of compensation at $0.525 per share in March 2005	3,031,250	3,031	1,588,375	—	1,591,406
Issuance of options to purchase common stock to employees for services	—	—	243,470	—	243,470
Issuance of options to purchase common stock to non-employees for services	—	—	321,179	—	321,179
Net loss	—	—	—	(7,599,177)	(7,599,177)
Balances at December 31, 2005	34,567,560	34,567	3,652,905	(11,451,240)	(7,763,768)
Allocation of value to common stock issued in connection with convertible debt financings	7,968,950	7,969	3,215,419	—	3,223,388
Allocation of value to warrants issued in connection with convertible debt financings	—	—	522,289	—	522,289
Allocation of value to beneficial conversion feature in connection with convertible debt financings	—	—	3,043,692	—	3,043,692
Exercise of vested options at $0.89 per share in January 2006	2,500	3	2,223		2,226
Accretion of Redeemable Series A Convertible Preferred Stock	—	—	(4,838)	—	(4,838)
Accretion of Redeemable Series B Convertible Preferred Stock	—	—	(1,995)	—	(1,995)
Vesting of options to purchase common stock to employees for services	—	—	581,333	—	581,333
Vesting of options to purchase common stock to non-employees for services	—	—	19,245	—	19,245
Net loss	—	—	—	(3,035,474)	(3,035,474)
Balances at March 31, 2006 (unaudited)	42,539,010	$42,539	$11,030,273	$(14,486,714)	$(3,413,902)

See Notes to Condensed Consolidated Financial Statements

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Condensed Consolidated Statements of Cash Flows
and for the period from inception (July 9, 2002) to March 31, 2006 (unaudited)
	For the three months ended March 31, 2006 (Unaudited)	For the three months ended March 31, 2005 (Unaudited)	For the period from inception (July 9, 2002) to March 31, 2006 (Unaudited)
				OPERATING ACTIVITIES

Net loss	$(3,035,474)	$(1,449,642)	$(14,486,714)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	600,578	150,932	1,573,583
Amortization of debts discounts and debt insurance costs	664,914	—	664,914
Depreciation and amortization expense	51,122	33,399	341,409
Common stock issued in exchange for services	—	—	858,332
Preferred stock issued in exchange for services	—	—	85,000
Common stock issued to employees	—	—	83,896
Common stock issued to founders	—	—	16,000
Common stock issued to employees in lieu of compensation	—	3,630	985,156
Note payable in lieu of compensation	—	—	165,000
Impairment of long-lived assets	—	76,200	492,054
Changes in operating assets and liabilities:
Prepaid expenses	60,226	(29,657)	(284,148)
Other assets	—	—	(135,000)
Due to stockholders	(18,130)	(31,216)	83,761
Accounts payable and accrued liabilities	(409,008)	128,888	480,391

Net cash used in operating activities	(2,085,772)	(1,117,466)	(9,076,366)

INVESTING ACTIVITIES
Purchase of property and equipment	(28,742)	(333,361)	(967,694)

Net cash used in investing activities	(28,742)	(333,361)	(967,694)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	—	—	125,000
Proceeds from exercise of stock options	2,226	—	37,276
Proceeds from issuance of Redeemable Series A Convertible Preferred Stock	—	—	1,735,000
Costs associated with issuance of Redeemable Series A Convertible Preferred Stock	—	—	(52,871)
Proceeds from exercise of warrants to purchase Redeemable Series A Convertible Preferred Stock	137,120	—	305,001
Proceeds from issuance of redeemable Series B Convertible Preferred Stock	—	2,882,619	3,383,748
Costs associated with issuance of redeemable Series B Convertible Preferred Stock	—	—	(37,015)
Proceeds from issuance of notes payable	400,000	10,000	3,335,000
Bank overdraft, net	(62,269)	—	6,209
Deferred transaction costs related to recapitalization	(240,000)	—	(240,000)
Debt issuance costs	(156,164)	—	(198,545)
Repayments of notes payable	(240,000)	—	(490,000)
Proceeds from issuance of secured convertible term notes, net	3,781,400	—	3,781,400

Net cash provided by financing activities	3,622,313	2,892,619	11,690,202

Net increase in cash and cash equivalents	1,507,799	1,441,792	1,646,143

Cash and cash equivalents at beginning of period	138,344	3,018	—

Cash and cash equivalents at end of period	$1,646,143	$1,444,810	$1,646,143

See Notes to Condensed Consolidated Financial Statements

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

1.   Nature of Business and Management’s Plans

U.S. Open Healthcare Management, Inc. (“USOH”) was incorporated under the laws of the State of New York on July 9, 2002. Flagship Patient Advocates, Inc. (formerly known as Flagship Healthcare Management, Inc.) (“Flagship” or the “Company”) was incorporated under the laws of the State of Delaware on February 11, 2004. On February 18, 2004, USOH entered into an Agreement and Plan of Merger (the “Merger”) with Flagship. All of the outstanding shares of USOH common stock were converted into Flagship common stock, and the net assets of USOH were contributed to Flagship.

Flagship’s activities to date have been focused on developing a membership-based specialty healthcare advocacy company providing physician referrals, on a priority basis, and emergent care needs to its members, all linked by a sophisticated management system.

The accompanying condensed consolidated financial statements have been prepared on a going concern basis. As shown in the accompanying condensed consolidated financial statements, the Company has incurred losses in the development stage totaling $14,486,714 at March 31, 2006. These factors, among others, indicate that there is substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management recognizes that the Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to allow the Company to continue the development of its business plan and satisfy its obligations on a timely basis. Management believes that such cash flows will be funded by additional equity and/or debt financings through the time in which the Company evolves from the development stage and generates sufficient positive cash flows from its operations, if ever. However, there can be no assurance that management’s plans will be able to be achieved.

2.   Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany transactions and balances have been eliminated.

As the Company has not yet commenced its principal business operations, at March 31, 2006, Flagship is considered to be a development stage company and as such the condensed consolidated financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

Interim financial statements

The interim condensed consolidated financial statements presented are unaudited, but in the opinion of management, have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a basis consistent with those of the annual consolidated financial statements. Such interim condensed consolidated financial statements reflect all adjustments (consisting principally of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any other interim period or for the year ending December 31, 2006. The interim condensed consolidated financial statements should be read in conjunction with the audited annual financial statements as of December 31, 2005 and 2004 and the accompanying notes included elsewhere in this Proxy Statement.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues, if any, and expenses during the reporting period. The accounting estimates that require management’s most difficult and subjective judgments include capitalization of certain assets, depreciable/amortizable lives, impairment of long-lived assets, and the fair value of common stock and options issued for services as well as the allocation of proceeds from the issuance of debt and equity instruments. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.

Reclassifications

Certain reclassifications have been made in the prior period financial statements to conform to the current period presentation.

Cash and Cash Equivalents

The Company considers all investments purchased with a maturity at the time of purchase of three months or less to be cash equivalents.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

Restricted Cash

Included in other assets on the accompanying condensed consolidated balance sheet as of March 31, 2006 and December 31, 2005 is $135,000, which is being held to secure a letter of credit, related to the Company’s office space operating lease.

Property and Equipment

Property and equipment, consisting principally of computer equipment and capitalized purchased and internally developed software programs, are recorded at cost. Depreciation and amortization are provided for, using straight-line methods, in amounts sufficient to relate the cost of depreciable and amortizable assets to operations over their estimated useful lives. Repairs and maintenance are charged to operations as incurred.

The Company has adopted Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This statement requires that certain costs incurred in purchasing or developing software for internal use be capitalized as internal use software development costs and included in fixed assets. Amortization of the software will begin when the software is ready for its intended use.

The Company has adopted Securities Exchange Commission (“SEC”) Staff Accounting Bulletin No. 48, Transfers of Nonmonetary Assets by Promoters or Shareholders. This bulletin requires that transfers of nonmonetary assets or services to the Company by its shareholders in exchange for stock be recorded as the transferors’ historical cost basis determined under GAAP.

Long-Lived Assets

The Company periodically assesses the likelihood of recovering the cost of long-lived assets based on its expectations of future profitability and undiscounted cash flows. These factors, along with management’s plans with respect to the operations, are considered in assessing the recoverability of long-lived assets. The Company recorded a $76,200 impairment of long-lived assets during the three months ended March 31, 2005.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company reduces credit risk by placing its cash and cash equivalents with major financial institutions with high credit ratings. At times, such amounts may exceed federally insured limits.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under Statement of Financial Accounting Standards (“SFAS”) No. 107 approximate their carrying amounts presented in the accompanying condensed consolidated balance sheets at March 31, 2006 and December 31, 2005.

The Company has accounted for redeemable preferred stock in accordance with the provisions of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS No. 150”). SFAS No. 150 requires the classification of certain financial instruments as liabilities, including instruments issued in the form of shares that are mandatorily redeemable. As the Redeemable Series A and Series B Convertible Preferred Stock issued by the Company are not mandatorily redeemable at a specified or determinable date, or upon an event that is certain to occur, the Company is not required to account for these instruments as liabilities under the provisions of SFAS No. 150 and as such has presented the Redeemable Series A and Series B Convertible Preferred Stock in the mezzanine section of the accompanying condensed consolidated balance sheets at March 31, 2006 and December 31, 2005.

Revenue Recognition

The Company recognizes revenues in accordance with SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB No. 101”) as amended by SEC Staff Accounting Bulletin No. 104, Revenue Recognition, revised and updated (“SAB No. 104”), which stipulates that revenue generally is realized or realizable and earned, once persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable and collectibility is reasonably assured. The Company sells memberships to individuals and institutions for access to its healthcare service offerings. The Company recognizes revenue ratably, over the life of the membership. The Company recognized $7,014 of revenue for the three months ended March 31, 2006.

Stock-Based Compensation

The Company accounts for share-based compensation to employees and directors in accordance with SFAS No. 123(R) (revised 2004), Share-Based Payment (“SFAS No. 123(R)”), which requires the recognition of compensation expense for employee stock options and other share-based payments. SFAS No. 123(R) was issued in December 2004. Under this method of adoption, expense related to employee stock options and other share-based payments is recognized over the relevant service period based on the fair value of each stock option grant.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

The Company has accounted for non-employee compensation expense in accordance with Emerging Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (“EITF 96-18”), which requires non-employee stock options to be measured at their fair value as of the earlier of the date at which a commitment for performance to earn the equity instruments is reached (“performance commitment date”) or the date at which performance is complete (“performance completion date”). Accounting for non-employee stock options which involve only performance conditions when no performance commitment date or performance completion date has occurred, as of the interim financial reporting date requires measurement at the instruments then-current fair value. As of March 31, 2006, the Company accounted for 2,325,000 options under the guidance of EITF 96-18.

The Company has followed the guidance outlined in FASB Interpretations (“FIN”) No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (“FIN 28”) as it relates to computing expense when appreciation rights vest over time.

The fair value of each stock option grant to employees is estimated on the date of grant. The fair value of each stock option grant to non-employees is estimated on the applicable performance commitment date, performance completion date, or interim financial reporting date. A Black-Scholes option-pricing model, applying the following weighted average assumptions, was used to estimate the fair value for employee and non-employee stock options issued during each of the applicable periods:

	For the three months ended March 31, 2006	For the three months ended March 31, 2005
Dividend yield	0.00%	0.00%
Expected volatility	68.83%	80.67%
Risk-free rate	4.58% to 4.83%	4.39% to 4.58%
Expected life of options	10 years	10 years

The Company has made an evaluation as to which options or other equity instruments will ultimately vest and assumed a forfeiture rate of 20% when computing employee stock option expense for the three months ended March 31, 2006 and 2005.

Income Taxes

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. The ultimate realization of deferred tax assets depends upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of financial statements. The statement requires additional disclosures in the financial statements for certain items; it does not affect the Company’s financial position or results of operations. The Company had no comprehensive income (loss) items for the period from inception (July 9, 2002) to March 31, 2006.

3.   Stock-Based Compensation

The Company recognized compensation expense of $535,813 and $30,295 for the three months ended March 31, 2006 and 2005, respectively, as a result of issuing options to employees, which is included in selling, general and administrative in the accompanying condensed consolidated statements of operations. In addition, the Company recognized compensation expense of $45,520 and $5,390 for the three months ended March 31, 2006 and 2005, respectively, as a result of issuing options to employees, which is included in membership services in the accompanying condensed consolidated statements of operations.

The Company recognized compensation expense of $19,245 and $115,246 for the three months ended March 31, 2006 and 2005, respectively, as a result of issuing options to non-employees, which is included in membership services in the accompanying condensed consolidated statements of operations.

The following is a summary of the Flagship’s stock option activity for the three months ended March 31, 2006:

	Options	Weighted Average Exercise Price	Weighted Average Fair Value

Options outstanding, December 31, 2005	5,082,000	$0.14	$0.41

Options granted	2,279,000	0.62	0.18

Options exercised	(2,500)	0.89	0.71

Options cancelled	(187,500)	0.44	0.43

Outstanding, March 31, 2006	7,171,000	$0.559	$0.748

Exercisable, March 31, 2006	2,525,125	$0.167	$0.487

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

During the three months ended March 31, 2005, no stock options were granted or exercised. The options outstanding at March 31, 2006 have exercise prices ranging from $0.035 to $0.90 per share, have a weighted average remaining contractual life of approximately 9 years, and an intrinsic value of $5,845,497.

As of March 31, 2006, there were 2,525,125 exercisable options with a total intrinsic value of $1,850,338, and a weighted average remaining contractual term of approximately 8.4 years.

As of March 31, 2006, there was $1,390,923 of total deferred compensation cost related to options issued to employees that will be recognized in expense over a weighted average period of 2.4 years.

4.   Debt

Debt financings consist of the following as of March 31, 2006:

	Principal	Unamortized Debt Discount	Net

Laurus Convertible Note, due in installments commencing on February 1, 2007	$4,100,000	$(3,723,910)	$376,090
Junior Notes, due in installments commencing on February 1, 2007	3,000,000	(2,722,035)	277,965
Loan from officer, due on demand	10,000	—	10,000
	$7,110,000	$(6,445,945)	$664,055

Convertible Notes

Laurus Notes

On January 30, 2006 Flagship entered into a securities purchase agreement (the “Laurus Securities Agreement”) with Laurus Master Fund, Ltd. (“Laurus”). Under the Laurus Securities Agreement, Laurus purchased from the Company a secured convertible term note (the “Laurus Convertible Note”) in an aggregate principal amount of $4,100,000, which is collateralized by substantially all the assets of Flagship, including an investment in Finity Holdings, Inc. (“Finity”) held by the Company described below (Note 6). The Laurus Convertible Note bears interest at 1.0% above the prime rate, with a minimum interest rate of 7%, and is convertible in whole or in part into common stock of Flagship at a fixed conversion price of $0.90 per share at the election of Laurus.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

Junior Notes

During 2005, the Company issued an aggregate of $3,100,000 in short-term notes, of which $2,050,000 was issued to officers and directors of the Company. Of the aggregate amount issued, $165,000 was issued to an officer of the Company in lieu of compensation. In February 2005, $250,000 of the amounts due to an officer was repaid. Of the aggregate amount issued, $2,850,000 was outstanding at December 31, 2005. During January 2006 the Company issued an additional $400,000 in short-term notes and repaid $240,000 of the notes issued in 2005.

On January 30, 2006 Flagship entered into a securities purchase agreement (the “Junior Securities Agreement”) with the certain holders of the Company’s short-term notes. Under the Junior Securities Agreement the note holders (the “Junior Note Holders”) agreed to convert $3,000,000 of the short-term notes previously issued into secured convertible term notes (the “Junior Notes”) in Flagship. The Junior Notes have substantially the same terms as the Laurus Convertible Note. The Junior Notes bear interest at 1.0% above the prime rate, with a minimum interest rate of 7% and are convertible into common stock of Flagship at a fixed conversion price of $0.90 per share at the election of the Junior Note Holders.

Laurus and Junior Notes

In connection with the Laurus Convertible Note and the Junior Notes (collectively the “Notes”), the Company issued 7,968,950 shares of common stock to the investors for consideration of $7,969 and issued warrants to purchase 1,086,957 shares of common stock at an exercise price of $0.92 per share. The warrants have a term of seven years. The aforementioned common shares and warrants include 1,951,596 shares of common stock and warrants to purchase 465,839 shares of common stock issued to certain shareholders and officers (the “Guarantors”) who have provided a limited guarantee of the Company’s obligation to Laurus.

The Company allocated the proceeds from the Notes based on the computed relative fair values of the debt and stock instruments issued. The value of the beneficial conversion feature was limited to the amount of the proceeds allocated to the debt component of both the Notes. The aggregate amounts allocated to the warrants, equity instruments and beneficial conversion feature of $7,100,000 were recorded as debt discounts at the date of issuance and are being amortized to interest expense over the terms of the Notes. The initial aggregate carrying value of the Notes at the time of closing was $0 after the debt discounts.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

The following table presents the initial allocation of the proceeds to the components of both the Laurus Convertible Note and the Junior Notes:

	Laurus Convertible Note	Junior Notes	Total

Total Financing	$4,100,000	$3,000,000	$7,100,000
Less:
Relative fair value of beneficial conversion feature	1,749,257	1,294,435	3,043,692
Relative fair value of warrants	299,066	223,223	522,289
Relative fair value of common stock	1,849,046	1,374,342	3,223,388
Total	3,897,369	2,892,000	6,789,369

Fees paid directly to lenders	202,631	108,000	310,631
Total costs allocated	4,100,000	3,000,000	7,100,000
Carrying value of Notes	$-	$-	$-

The warrants included in the above tabulation were valued using a Black-Scholes model with the following assumptions: (1) common stock value of $0.90 per share; (2) expected volatility of 67.63%; (3) risk free interest rate of 4.39%; (4) term of 7 years; and (5) no dividend.

Transaction fees of $318,600 paid to both Laurus or its affiliates and the Junior Note Holders in connection with this financing were netted against the proceeds and considered in the calculation of the beneficial conversion feature. Financing costs of $198,546 paid to third parties associated with this financing are recorded as debt issuance costs and included in other assets on the accompanying condensed consolidated balance sheet at March 31, 2006.

During the three months ended March 31, 2006, $654,055 of the discount on the Notes has been accreted and included in amortization of debt discounts and debt issuance costs on the accompanying condensed consolidated statement of operations. Debt issuance costs allocated are amortized over the term of the debt using the interest method, which produces a constant periodic rate of return. During the three months ended March 31, 2006, $10,859 of debt issuance costs have been amortized and are included in amortization of debt discounts and debt issuance costs on the accompanying condensed consolidated statement of operations.

Commencing on February 1, 2007, Flagship is required to repay the Notes on a monthly basis over the following 24 months. In the event that any of the principal is converted into common stock, the amount converted shall be credited against the next monthly payment. Flagship has the option, but not the obligation, of prepaying any outstanding principal of the Notes by paying the principal amount, accrued interest and a redemption premium of 30%.

The Company entered into a registration rights agreement with both Laurus and the Junior Note Holders covering the registration of the common stock issued to Laurus, the Guarantors and the Junior Note Holders, the common stock underlying the Notes and the warrants issued to Laurus, the Guarantors and the Junior Note Holders. The Company is required to use its best efforts to file a registration statement and plans to do so upon the completion of the share exchange discussed below (Note 6).

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

5.   Redeemable Series A Convertible Preferred Stock

In January 2006, 500,439 warrants to purchase Redeemable Series A Convertible Preferred Stock were exercised at $0.274 for an aggregate purchase price of $137,120.

6.   Exchange Agreement

On January 30, 2006, the Company entered into a Share Exchange Agreement (the "Exchange Agreement") with Finity. The closing of the Exchange Agreement shall occur immediately following Finity’s filing and approval of a Restated and Amended Certificate of Incorporation which shall effectuate a name change of Finity, a one (1) for one hundred twenty five (125) reverse stock split, and an increase in the authorized shares to a total of 130,000,000 shares of capital stock (the “Closing”). After the Closing, the minority shareholders of Finity will own approximately 174,902 shares of Finity’s common stock, less than 1%, after the reverse stock split. Finity will acquire all of the issued and outstanding capital stock of Flagship from the Flagship stockholders on a one-for-one basis in exchange for an aggregate of 55,587,755 newly-issued shares of Finity’s common stock (the “Exchange”).

In connection with the Exchange Agreement, the Laurus Convertible Note and the Junior Notes, Flagship purchased 34,000,000 shares of common stock of Finity from Common Solutions LLC on January 30, 2006 for $240,000. As a result, Flagship controls 60.9% of the voting stock of Finity, and accordingly, the results of Finity have been included with those of the Company since January 30, 2006. The funds for the purchase of these shares came from the financings discussed above (Note 4). As described above, upon the Closing, Finity will acquire all of the issued and outstanding capital stock of Flagship on a one-for-one basis in exchange for an aggregate of 55,587,755 newly issued shares of Finity’s common stock. The shares of Finity currently held by Flagship will be cancelled at the time of the Closing. As of March 31, 2006, the Company has recorded the $240,000 purchase price as a deferred transaction cost related to the Exchange, which will be charged to operations upon consummation of the Exchange.

Finity filed a proxy statement on April 20, 2006 seeking stockholder approval. The Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986. Upon completion of the Exchange, Finity will cease to be a shell company and the operations of Flagship will be the only operations of Finity. Since the stockholders of Flagship will receive the majority of the voting shares of Finity, Finity will carry on the business of Flagship, and the officers and directors of Flagship are expected to become the officers and directors of Finity, the transaction will be accounted for as Flagship being the accounting acquirer and Finity being the accounting acquiree. Since Finity is a non-operating shell corporation no longer meeting the definition of a business as defined in EITF Consensus 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business, the transaction will be equivalent to Flagship issuing stock for the net liabilities of Finity accompanied by a recapitalization. The accounting will be identical to that resulting from a reverse acquisition, except that there will be no adjustments to the historic carrying values of the assets and liabilities.

7.   Warrants

Outstanding warrants issued in connection with financings consist of the following at March 31, 2006:

	Warrants	Exercise Price	Expiration
Laurus warrants to purchase common stock	621,118	$0.92	1/30/2013
Guarantor warrants to purchase common stock	465,839	$0.92	1/30/2013
Junior Note Holder warrants to purchase common stock	815,217	$0.92	1/30/2013
Series A Preferred Stock Holders warrants to purchase Series A Preferred Stock	215,328	$0.27
	2,117,502

The Redeemable Series A Convertible Preferred Stock Holder Warrants are exercisable in whole or in part, at any time and from time to time after the issuance date and ending on the earliest to occur (a) the consummation of a Qualified Public Offering as defined, (b) the closing of an Extraordinary Transaction as defined, (c) on the fifth anniversary of the date of the Warrant or (d) the conversion of all outstanding shares of Redeemable Series A Convertible Preferred Stock into common stock.

8.   Pending Litigation

A former independent contractor (the “Plaintiff”) has filed a lawsuit against the Company, among others. The Plaintiff alleges that he was promised employment with the Company and performed services to Flagship based on these promises. The Plaintiff is seeking compensatory and punitive damages, including the issuance of additional shares of stock for these services and attorney fees in an aggregate amount of approximately $1,800,000. The Company believes this lawsuit is without merit and intends to defend it vigorously. In management’s opinion the final resolution of this matter will not have material impact on the consolidated financial position or results of operations of the Company.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

9.   Acquisition

In February 2006, Flagship entered into a letter of intent to acquire the assets of PEMMS Limited. (“PEMMS”), an early-stage technology company focusing on the personal health market. The transaction will provide Flagship with several strategic benefits, primarily the acquisition of the PEMMS Personal Electronic Medical Management Systems software, a proprietary secure web-based repository wherein an individual can store his/her own medical records to be later retrieved at a moments notice. Pursuant to the letter of intent, the assets of PEMMS will be acquired for 300,000 shares of Finity’s common stock. The existing employees of PEMMS will become employees of Flagship and Flagship will acquire the existing contracts and assets of PEMMS. The transaction is expected to close after the Exchange.

Prior to the Letter of Intent, Flagship had an agreement with PEMMS to license PEMMS proprietary software. Simultaneously, Flagship also entered into an agreement with PEMMS wherein PEMMS would provide all maintenance, support, and hosting services. During 2005, Flagship paid PEMMS $178,875 for such services.

10.   Supplemental disclosure of non-cash investing and financing activities.

	For the three months ended March 31, 2006 (Unaudited)	For the three months ended March 31, 2005 (Unaudited)	For the period from inception (July 9, 2002) to March 31, 2006 (Unaudited)

Value of contributions in-kind relating to redeemable Series A convertible preferred stock issued	$-	$-	$85,000

Value of contributions in-kind relating to common stock issued	$-	$-	$760,000

Value of warrants issued in connection with Redeemable Series A Convertible Preferred Stock	$-	$-	$143,066

Common stock issued to founders	$-	$—	$16,000

Accretion of Redeemable Series A Convertible Preferred Stock	$4,838	$4,779	$40,534

Accretion of Redeemable Series B Convertible Preferred Stock	$1,995	$625	$6,250

Common stock issued in lieu of compensation	$-	$-	$606,250

Cancellation of founder’s shares	$-	$-	$3,510

Allocation of value to common stock issued in connection with convertible debt financings	$3,223,389	$-	$3,223,389

Allocation of warrants issued in connection with convertible debt financings	$522,289	$-	$522,289

Allocation of value to beneficial conversion feature in connection with convertible debt financings	$3,043,692	$-	$3,043,692